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                                                                   EXHIBIT 10.16

THE SECURITIES REPRESENTED BY THIS NOTE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.



                                 PRINTCAFE, INC.

                   SUBORDINATED NON-NEGOTIABLE PROMISSORY NOTE

$1,989,990                                                        March 10, 2000


        PRINTCAFE, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay STEVEN R. PETERSON (the "Holder"), or permitted registered assigns, the principal sum equal to ONE MILLION NINE HUNDRED EIGHTY-NINE THOUSAND NINE HUNDRED NINETY DOLLARS ($1,989,990). This Note is issued pursuant to the Agreement and Plan of Merger dated as of February 22, 2000 (the "Merger Agreement"), among the Company, Hagen Systems, Inc., a Minnesota corporation ("Hagen"), the stockholders of Hagen, including the Holder, and printCafe Systems, Inc., a Delaware corporation wholly-owned by the Company, and is subject to the provisions thereof. Terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

        THIS NOTE SHALL NOT BE NEGOTIABLE, ASSIGNABLE OR OTHERWISE TRANSFERABLE WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF THE COMPANY.

1. PRINCIPAL AND INTEREST. This Note shall be payable in three equal successive instalments on the first, second and third (3rd) anniversaries of the date hereof upon delivery of a notice (the "Payment Notice") from the Holder to the Company specifying the time, place and manner of payment. The unpaid principal amount of this Note shall bear interest at a rate of interest for each quarterly period commencing on the date hereof equal to the lower of (i) the Prime Rate, as published in the Wall Street Journal on the first business day of such quarter or (ii) 9.0% per annum. Interest shall be payable quarterly in arrears on the same day in each successive February, May, August, and November as the date hereof (except that if any such date is not a business day, such payment shall be made on the next succeeding business day), with a final payment on the final maturity date.

2. SECURITY. Payment and performance of this Note is not secured.

3. PREPAYMENT. The Company may prepay, in whole or in part, the outstanding amount of this Note at any time or from time to time without penalty or premium.



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4. MANDATORY PREPAYMENT. Simultaneously with the consummation of a firmly underwritten initial public offering registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of shares of common stock of the Company, the Company shall prepay such portion of the principal of this Note as is necessary to reduce the remaining principal hereof to 50% of the original face amount hereof, which prepayment shall be applied to reduce equally each of the remaining scheduled repayments of principal hereunder. In addition, simultaneously with the consummation of a subsequent firmly underwritten public offering by the Company of shares of its common stock pursuant to a registration statement under the Securities Act which results in aggregate gross cash proceeds to the Company of at least $125 million, the Company shall prepay in full the remaining principal outstanding under this Note. Each prepayment shall be made together with interest accrued on the principal so prepaid.

5.      RESTRICTIONS ON TRANSFER.

        (a) THIS NOTE SHALL NOT BE NEGOTIABLE, ASSIGNABLE OR OTHERWISE TRANSFERABLE WITHOUT THE EXPRESS PRIOR WRITTEN CONSENT OF THE COMPANY.

        (b) The Company shall keep at its principal executive office a register (herein sometimes referred to as the "Note Register"), in which, subject to such reasonable regulations as it may prescribe, but at its expense (other than transfer taxes, if any), the Company shall provide for the registration and transfer of this Note.

        (c) Subject to Section 5(a) hereof, whenever this Note shall be surrendered at the principal executive office of the Company for transfer, accompanied by (i) a written instrument of transfer in form reasonably satisfactory to the Company duly executed by the holder or his attorney duly authorized in writing, (ii) the written opinion, addressed to the Company, of counsel for the holder of this Note, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), such proposed transfer does not involve any transaction requiring registration or qualification of such shares under the Securities Act or the securities blue sky laws of any relevant state of the United States and (iii) a writing duly executed by the transferee acknowledging that this Note is issued pursuant to the Merger Agreement and is subject to the provisions thereof and agreeing to be bound by the terms hereof and thereof, including, without limitation, the provisions of this Section 5 and Section 8 hereof, the Company shall execute and deliver in exchange therefor a new Note or Notes, as may be requested by such holder, in the same aggregate unpaid amount and payable on the same date as the Note or Notes so surrendered; each such new Note shall be dated as of the date to which payments have been made on the Note or Notes so surrendered and shall be in such amount and registered in such name or names as such holder may designate in writing.

        (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and of indemnity reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Note (in case of mutilation), the Company will make and deliver in lieu of this Note a new Note of like tenor and unpaid amount and dated as of the date hereof.



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6. EVENTS AND REMEDIES OF DEFAULT

        The occurrence of any of the following shall constitute an "Event of Default":

        (a) if the Company shall fail to pay any amount owing under this Note when due, and such failure continues for five business days after written notice to the Company of such default;

        (b) if the Company is adjudicated insolvent or bankrupt; or

        (c) if the Company admits in writing its inability to pay its debts; or

        (d) if the Company shall come under the authority of a custodian, receiver or trustee for it or for substantially all of its property; or

        (e) if the Company makes an assignment for the benefit of creditors, or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ninety (90) days; or

        (f) if proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors are instituted or commenced by the Company; or

        (g) if any order for relief is entered relating to any of the forgoing proceedings under subsections (a) through (f); or

        (h) the Company shall have dissolved or any proceedings shall have commenced, or any formal action shall have been taken, with a view to the dissolution of the Company; or

Upon the occurrence and continuance of an Event of Default, the holder of this Note shall have the option to (i) demand by written notice full and immediate payment of the then outstanding balance of this Note and (ii) to protect and enforce its rights or remedies as may then be available.

7. SUBORDINATION.

        (a) General. The Company, for itself, its successors and assigns, covenants and agrees, and the Holder by its acceptance hereof covenants and agrees, that this Note shall be subordinated to the extent set forth in this Section to the prior payment in full of all Senior Debt (as defined below) as follows:

                (i) In the event of an Event of Default specified in Sections 7(b), (e) or (f) hereof, the Holder shall not be entitled to receive any payment on account of principal of or interest on this Note unless and until the Senior Debt shall have been paid in full. To that end, the holders of Senior Debt shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such proceedings in respect of this Note.



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                (ii) If any Senior Debt or this Note is declared due and payable prior to its stated maturity by reason of an Event of Default specified in Sections 7(a), (c), (d) or (g) hereof or like provisions in instruments evidencing the Senior Debt, then all of the Senior Debt shall first be paid in full, before any payment on account of principal of or interest on this Note may be made.

                (iii) If the Company fails to pay any principal of or interest (or premium, if any) on any Senior Debt when due, under circumstances when the provisions of clauses (i) and (ii) hereof shall not be applicable, then all principal of and interest (or premium, if any) on such Senior Debt then due and payable shall first be paid in full, before any payment on account of principal of or interest on this Note may be made.

                (iv) The provisions of clauses (i) through (iii) shall not prohibit the Company from issuing to the Holder securities of the Company which are subordinate and junior in right of payment to all Senior Debt then outstanding, on the same terms as set forth in this
        Section 8, in exchange for and in satisfaction of the indebtedness represented by this Note.

        (b) "Senior Debt" means all amounts (including any interest accruing thereon) owed under the following, whether now outstanding or hereafter incurred, created or assumed:

                (i) indebtedness pursuant to the Term Loan Agreement, dated July, 6, 1999, between the Company and National City Bank secured by a general security interest in all assets, except intellectual property, of the Company, in the amount of $900,000.;

                (ii) all indebtedness under securities issued pursuant to a public offering registered under the Securities Act;

                (iii) any line or lines of credit or other indebtedness for borrowed money incurred by the Company on or after the date hereof (A) for working capital purposes and/or (B) for refinancing, refunding or replacement of Senior Debt and/or (C) extended by one or more banks; and

                (iv) all guaranties by the Company of the principal of and interest and premium (if any) on any indebtedness of any subsidiary or affiliate of the Company which constitutes "Senior Debt" pursuant to clauses (i) through (iii) hereof, which is guaranteed by the Company.

        (c) Further Assurances. The Holder hereby agrees to execute and deliver all documents, and take all actions necessary or desirable, as reasonably requested by the Company to affect the provisions of the this Section 8, including, without, executing and delivering intercreditor or other agreements among or between the Holder and any holder of Senior Debt of the Company or its subsidiaries or affiliates.



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8. GENERAL.

        (a) Successors and Assigns. This Note and the obligations and rights of the Company hereunder, shall be binding upon and inure to the benefit of the Company, the Holder, and their respective successors and assigns.

        (b) Changes. Changes in or additions to this Note may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon written consent of the Company and the Holder.

        (c) Notices. All notices, request, consents and demands shall be made in writing and shall be mailed postage prepaid, or delivered by hand, to the Company or the holder hereof at their respective addresses set forth below or to such other address as may be furnished in writing to the other party hereto:

                If to the Holder:

                      Steven R. Peterson
                      c/o Gray, Plant, Mooty, Mooty & Bennett, P.A. 3400 City Center,
                      33 South Sixth Street,
                      Minneapolis, MN 55402
                      Attention:  Jeffrey Anderson, Esq.
                      Facsimile No.:  (612) 333-0066
                      Telephone No.:  (612) 343-3958

                      with a copy to:

                      Gray, Plant, Mooty, Mooty & Bennett, P.A.
                      3400 City Center,
                      33 South Sixth Street,
                      Minneapolis, MN 55402
                      Attention:  Jeffrey Anderson, Esq.
                      Facsimile No.:  (612) 333-0066
                      Telephone No.:  (612) 343-3958

                If to the Company:

                      printCafe, Inc.
                      Forty 24th Street, 5th Floor
                      Pittsburgh, PA 15222
                      Attention:  President
                      Facsimile No.:  (412) 456-1151
                      Telephone No.:  (412) 456-1141



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                      with a copy to:

                      Orrick, Herrington & Sutcliffe LLP
                      666 Fifth Avenue
                      New York, NY  10103
                      Attention:  Daniel A. Mathews, Esq.
                      Facsimile No.:  (212) 506-5151
                      Telephone No.:  (212) 506-5050

        (d) Severability. If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

        (e) Saturdays, Sundays, Holidays. If any date that may at any time be specified in this Note as a date for the making of any payment under this Note shall fall on Saturday, Sunday or on a day which in Pittsburgh, Pennsylvania, shall be a legal holiday, then the date for the making of that payment shall be the next subsequent say which is not a Saturday, Sunday, or legal holiday.

        (f) Governing Law. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to choice of law principles.


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        IN WITNESS WHEREOF, this Note has been executed and delivered on the date first above written by the duly authorized representative of the Company.


                                            PRINTCAFE, INC.


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


ACKNOWLEDGED, ACCEPTED
AND AGREED THIS ___ DAY
OF MARCH, 2000

HOLDER:

STEVEN R. PETERSON


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